                                                                 EXHIBIT (h)(13)

                   AMENDMENT TO EXPENSE LIMITATION AGREEMENT

     The Expense Limitation Agreement ("Agreement"), made as of the 1st day of March 2000 by and between PACIFIC LIFE INSURANCE COMPANY ("Adviser") and PACIFIC SELECT FUND (the "Trust"), on behalf of each of the Trust's separate portfolios (each a "Portfolio," collectively, the "Portfolios") is amended effective July 1, 2000 as set forth below.

1.   Paragraph I is amended by adding the following paragraph:

     E.  Repayment.
         ----------
(i) With respect to Portfolios that begin operations after September 30, 2000, and after December 31, 2001 with respect to Portfolios that began operations prior to September 30, 2000, fees waived or expenses paid or assumed by Pacific Life under the Agreement and this Amendment are subject to repayment by the respective Portfolio to the Adviser to the extent that the Portfolio's Operating Expenses fall below limits specified in Amended Schedule A to the Agreement.

(ii) With respect to Portfolios that began operations prior to September 30, 2000, fees waived or expenses paid or assumed by Pacific Life under this Amendment (by lowering the expense cap from 0.25% of average daily net assets to such amount as set forth in Amended Schedule A) are subject to repayment by the respective Portfolio to the Adviser to the extent that the Portfolio's Operating Expenses fall below the expense cap set forth in Amended Schedule A until December 31, 2001.

2. Effective July 1, 2000, Schedule A is amended as shown on the Amended Schedule A attached hereto.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                              PACIFIC SELECT FUND

ATTEST: /s/ Audrey L. Milfs            BY: /s/ Thomas C. Sutton
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board & Trustee


                        PACIFIC LIFE INSURANCE COMPANY

ATTEST: /s/ Audrey L. Milfs            BY: /s/ Thomas C. Sutton
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board & Chief
                                                 Executive Officer

ATTEST:  /s/ Audrey L. Milfs           BY: /s/  Glenn S. Schafer
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Glenn S. Schafer
       Title: Secretary                   Title: President

                              AMENDED SCHEDULE A
                           OPERATING EXPENSE LIMITS


                                             Maximum Operating Expense Limit
                                         (as a Percentage of average net assets)
                                         ---------------------------------------
Aggressive Equity Portfolio                               0.10%
Emerging Markets Portfolio                                0.10%
Diversified Research Portfolio                            0.10%
Small-Cap Equity Portfolio                                0.10%
International Large-Cap Portfolio                         0.10%
Bond and Income Portfolio                                 0.10%
Equity Portfolio                                          0.10%
I-Net Tollkeeper Portfolio                                0.10%
Multi-Strategy Portfolio                                  0.10%
Equity Income Portfolio                                   0.10%
Growth LT Portfolio                                       0.10%
Strategic Value Portfolio*                                0.10%
Focused 30 Portfolio*                                     0.10%
Mid-Cap Value Portfolio                                   0.10%
Equity Index Portfolio                                    0.10%
Small-Cap Index Portfolio                                 0.10%
REIT Portfolio                                            0.10%
International Value Portfolio                             0.10%
Managed Bond Portfolio                                    0.10%
Government Securities Portfolio                           0.10%
Money Market Portfolio                                    0.10%
High Yield Bond Portfolio                                 0.10%
Large-Cap Value Portfolio                                 0.10%



* Expected to begin operations on October 2, 2000




Effective July 1, 2000